Coca-Cola Enterprises Inc.                     Exhibit 99
        (Unaudited; In millions except per share data)           Page 1 of 3


                                                         Second Quarter
                                                ----------------------------
                                                                     Percent
                                                 1995 (a)    1994     Change
                                                 -------   -------   -------
Net Operating Revenues                           $ 1,827   $ 1,610      13%
Cost of Sales                                      1,153       987      17%
                                                 -------   -------
Gross Profit                                         674       623       8%
Selling, General & Administrative Expenses           507       473       7%
                                                 -------   -------
Operating Income                                     167       150      11%
Interest Expense - Net                                82        77       6%
Other Nonoperating Deductions - Net                    3         -
                                                 -------   -------
Income Before Income Taxes                            82        73      12%
Income Tax Expense                                    36        35
                                                 -------   -------
Net Income                                            46        38      21%
Preferred Stock Dividend Requirements                  -         -
                                                 -------   -------
Net Income Applicable to Common Share Owners     $    46   $    38      21%
                                                 =======   =======

Average Common Shares Outstanding                    130       130
                                                 =======   =======

Net Income Per Common Share (b)                  $  0.35   $  0.29      21%
                                                 =======   =======
Cash Operating Profit Data:
   Operating Income                              $   167   $   150      11%
   Depreciation                                       79        69      14%
   Amortization                                       48        46       4%
                                                 -------   -------
Cash Operating Profit                            $   294   $   265      11%
                                                 =======   =======


(a) Second-quarter 1995 performance includes the results of the Wichita Coca-Cola Bottling Company acquired on Janurary 27, 1995.

(b) Per share data calculated prior to rounding to millions.

                     Coca-Cola Enterprises Inc.                  Exhibit 99
            (Unaudited; In millions except per share data)      Page 2 of 3




                                                           Six Months
                                                ----------------------------
                                                                    Percent
                                                 1995 (a)   1994     Change
                                                 -------  -------   -------
Net Operating Revenues                           $ 3,289  $ 2,929       12%
Cost of Sales                                      2,054    1,786       15%
                                                 -------  -------
Gross Profit                                       1,235    1,143        8%
Selling, General & Administrative Expenses           992      924        7%
                                                 -------  -------
Operating Income                                     243      219       11%
Interest Expense - Net                               162      157        3%
Other Nonoperating Deductions - Net                    3        2
Gain From Sale of Bottling Operations (b)             (9)       -
                                                 -------  -------
Income Before Income Taxes                            87       60       45%
Income Tax Expense                                    38       28       36%
                                                 -------  -------
Net Income                                            49       32       53%
Preferred Stock Dividend Requirements                  1        1
                                                 -------  -------
Net Income Applicable to Common Share Owners     $    48  $    31       55%
                                                 =======  =======

Average Common Shares Outstanding                    129      130
                                                 =======  =======

Net Income Per Common Share (c)                  $  0.37  $  0.24       54%
                                                 =======  =======

Cash Operating Profit Data:
   Operating Income                              $   243  $   219       11%
   Depreciation                                      155      138       12%
   Amortization                                       93       89        4%
                                                 -------  -------
Cash Operating Profit                            $   491  $   446       10%
                                                 =======  =======


(a) Six-month 1995 performance includes the results of the Wichita Coca-Cola Bottling Company from the date of acquisition on January 27, 1995.

(b) Gain on the sale of the Company's 50 percent ownership interest in The Coca-Cola Bottling Company of the Mid South in the first quarter of 1995 (approximately 4 cents per common share after tax).

(c) Per share data calculated prior to rounding to millions.

                               Coca-Cola Enterprises Inc.            Exhibit 99
                               Summary - Key Information            Page 3 of 3
                                      (Unaudited)



                    Second-Quarter                   Percent
                        1995                          Change
        ------------------------------------        ---------

        Cash Operating Profit
           Reported                                    11 %
           Comparable*                                  9 %

        Volume
           Bottle/Can
               Reported                             6 1/2 %
               Constant Territory                   4 1/2 %
           Fountain
               Reported                                 9 %
               Constant Territory                       6 %

        Bottle/Can Net Revenues Per Case                7 %

        Bottle/Can Cost of Sales Per Case              11 %



                     Six-Months                       Percent
                        1995                           Change
        ------------------------------------        ---------

        Cash Operating Profit
           Reported                                    10 %
           Comparable*                                  9 %

        Volume
           Bottle / Can
              Reported                                  4 %
              Constant Territory                        3 %
           Fountain
              Reported                              8 1/2 %
              Constant Territory                    5 1/2 %

        Bottle/Can Net Revenues Per Case                7 %

        Bottle/Can Cost of Sales Per Case           9 1/2 %


 * Comparable change reflects adjustments for certain acquisitions, as considered appropriate, to identify underlying business trends.